SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ] Confidential, for use of the
                                           Commission only (Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-ll(c) or Rule 14a-12

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION
                (Name of Registrant as Specified In Its Charter)

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                      AMERICAN INTERNATIONAL PETROLEUM CORPORATION
                         444 Madison Avenue, Suite 3203
                            New York, New York 10022


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of American International Petroleum Corporation:

  Notice is hereby given that the Annual Meeting of Shareholders of American International Petroleum Corporation, a Nevada corporation (the "Company"), will be held on July 10, 1997, at The Holiday Inn Lake Charles, 505 North Lakeshore Drive, Lake Charles, Louisiana 70601 at 10:00 a.m. Central Time, to consider and act upon the following proposals:

1. To elect four (4) Directors to serve for a term of one year and until their successors are duly elected and qualified;

2. To ratify the appointment of Hein + Associates LLP as independent public accountants of the Company for 1997; and

3. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

      Shareholders of record at the close of business on May 21, 1997 will be entitled to vote at the meeting or any adjournment thereof.

                                         By order of the Board of Directors,

                                         George N. Faris, Chairman of the Board
Dated: June 18, 1997

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION


                                 PROXY STATEMENT


        This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of American International Petroleum Corporation, a Nevada corporation (the "Company"), of proxies for the Annual Meeting of Shareholders to be held at 10:00 a.m. Central Time, on July 10, 1997, and any adjournment or adjournments thereof (the "Meeting"). The Meeting will be held at the Holiday Inn Lake Charles, 505 North Lakeshore Drive, Lake Charles, Louisiana 70601. The purposes for which the Meeting is to be held are set forth in the Notice of Meeting on the preceding page. All expenses of this solicitation will be paid for by the Company, which solicitation will be made by use of the mails and by personal contacts by the officers of the Company. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy to shareholders is June 18, 1997.

        Shareholders of record at the close of business on May 21, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. Any shareholder present at the Meeting may revoke his or her proxy by informing the Secretary of such revocation and vote in person on each matter brought before the Meeting. The accompanying proxy is also subject to revocation at any time before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a duly executed proxy bearing a later date. All shares represented by each properly signed and returned proxy in the accompanying form, unless revoked, will be voted at the Meeting, or at any adjournment thereof, in accordance with the instructions thereon. If no instructions are specified, the shares will be voted in favor of the election of the nominees for Directors and in favor of the ratification of the auditors. If any other matters are properly presented at the Meeting, or any adjournment thereof, the persons voting the proxies will vote them in accordance with their best judgment.

        As of the Record Date, 38,596,691 shares of the common stock of the Company, par value $.08 ("Common Stock"), were outstanding. Each share of Common Stock is entitled to one vote. The affirmative vote of the plurality of the votes cast in person or by proxy at the Meeting and entitled to vote will determine the election of Directors. The affirmative vote of the majority of the voting power present in person or by proxy at the Meeting and entitled to vote is required to ratify the selection of the auditors.

        Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of votes cast. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

        A list of the shareholders entitled to vote at the Meeting will be available at the Company's Lake Charles refinery, at AIRI, 4646 Highway 3059, Lake Charles, Louisiana 70601, for a period of 10 days prior to the Meeting for examination by any shareholder.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

Proposal 1. Election of Four (4) Nominees As Directors

        At the Meeting, 4 Directors are to be elected for the ensuing year and until their successors are duly elected and qualified. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. The number of Directors authorized in the Articles of Incorporation is not less than 3 nor more than 10, but the Board has determined to leave a vacancy on the Board, in part to satisfy its obligation to MGTF (as defined and discussed below), and until such time as qualified additional persons are chosen to serve. The proxies cannot be voted for more than 4 Directors at the Meeting. Proxies not marked to the contrary will be voted for the election of the following 4 persons, all of whom are standing for re-election.

                                                                          Year First Became
  Name                     Age         Position(s)                           a Director
-------                    ---         ------------                       -----------------
George N. Faris            56          Chairman of the Board and                1981
                                       Chief Executive Officer

Daniel Y. Kim              72          Director                                 1987

Donald G. Rynne            74          Director                                 1992

William R. Smart           76          Director                                 1987

Biographical Information

        Dr. George N. Faris has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1981. Dr. Faris was the founder of ICAT, an international engineering and construction company, and served as its President from ICAT's inception in 1972 until October 1985. Prior to 1972, Dr. Faris was the President and Chairman of the Board of Directors of Donbar Development Corporation, a company engaged in the patent development of rotary heat exchangers, devices which exchange heat from medium to medium and on which Dr. Faris was granted a number of patents. Dr. Faris received a Ph.D. in Mechanical Engineering from Purdue University in 1968.

        Dr. Daniel Y. Kim has served as a member of the Company's Board of Directors since July 1987. Dr. Kim is a Registered Professional Geophysicist in California and Colorado. From 1981 until 1984, Dr. Kim was President and Chief Executive Officer of Kim Tech, Inc., a research and development company. In 1984, Kim Tech, Inc. was merged into Bolt Industries, a public company engaged in the manufacture of air guns and auxiliary equipment used to generate shock waves in seismic exploration for oil, gas and minerals. Dr. Kim has been a director of Bolt Industries since 1984. From 1977 to 1980, Dr. Kim was Chief Consulting Geophysicist for Standard Oil Company of Indiana. Dr. Kim received a B.S. degree in Geophysics and a Ph.D. degree in Geophysics from the University of Utah in 1951 and 1955, respectively.

        Mr. Donald G. Rynne has served as a member of the Company's Board of Directors since September 1992. Mr. Rynne has been Chairman of the Board of Directors of Donald G. Rynne & Co., Inc., a privately owned company engaged in international consulting and trading, since founding that company in 1956. Mr. Rynne is also Chairman of the Board of Directors of Dynamax Maritime & Resources Ltd., a company engaged in the trading and shipping business, and has served in such capacity since August 1984, and Chairman of the Board of Directors of Centurion Maritime Ltd., a company engaged in the shipping business, and has served in such capacity since August 1984. Mr. Rynne is involved in international maritime trading and consulting, dealing primarily in the Middle East in hydrocarbon products and capital equipment. Mr. Rynne received a B.A. degree from Columbia University in 1949.

        Mr. William R. Smart has served as a member of the Company's Board of Directors since June 1987. Since November 1, 1983, Mr. Smart has been Senior Vice President of Cambridge Strategic Management Group, a management consulting firm. Mr. Smart is currently a director of Executone Information Systems, Inc., an electronics manufacturer, and has served in such capacity since September 1992. Mr. Smart was Chairman of the Board of Directors of Electronic Associates, Inc., a manufacturer of electronic equipment, from May 1984 until May 1992. Mr. Smart is also a director of National Datacomputer Company and Hollingsworth and Voss Company. Mr. Smart received a B.S. degree in Electrical Engineering from Princeton University in 1941.

        The business background of each executive officer of the Company, to the extent not set forth above, is described below.

        Mr. Denis J. Fitzpatrick, 52, joined the Company in August 1994 as Vice President, Secretary and Chief Financial Officer. During the previous five years, Mr. Fitzpatrick was the Chief Financial Officer of Nahama & Weagant Energy Company, a publicly traded independent exploration and production company. Mr. Fitzpatrick received a B.S. degree in Accounting from the University of Southern California in 1974 and has held various accounting and financial management positions in the oil and gas industry since that date. In the past he has served as a Director or Officer of the Council of Petroleum Accountants Society; served on the Tax Committee of the American Petroleum Institute and as a member of the American Management Association.

        Mr. William L. Tracy, 49, has been employed by the Company since February 1992 and has been Treasurer and Controller of the Company since August 1993. From May 1989 until February 1992, Mr. Tracy was self-employed as an energy consultant with the Commonwealth of Kentucky. From June 1985 until May 1989, Mr. Tracy served as President of City Gas and Transmission Corp., a public oil and gas production and refining company. He received his BBA from Bellarmine College in Louisville, Kentucky in 1974.

        The Company's executive officers are appointed annually by the Board to serve until their successors are duly elected and qualified.

Certain Information Concerning the Board of Directors

        Pursuant to a loan agreement with MG Trade Finance ("MGTF"), the Company has agreed to make available 2 vacancies on the Board of Directors to persons designated by MGTF, one of whom must be reasonably acceptable to the Company, and to nominate such individuals as Directors. MG may also designate one such individual, if reasonably acceptable, to be a member of the Executive Committee of the Board. Furthermore, if during such period, MGTF does not designate Directors, it shall be entitled to attendance rights at all meetings or actions of the Board or the Executive Committee of the Board. If MGTF designates 2 Directors under such loan agreement, it will control approximately 33% of the Board.

        The Company has 3 standing committees, the Executive Committee, to oversee the day to day operations of the Company; the Compensation Committee, to review and set the compensation to be received by various officers and other employees and consultants of the Company; and the Audit Committee, to review the financial reporting and internal controls of the Company. The Executive Committee is composed of Messrs. Smart (Chairman), Rynne and Faris, the Compensation Committee is composed of Messrs. Kim (Chairman), Smart and Rynne, and the Audit Committee is composed of Messrs. Smart (Chairman) and Kim.

        The Board of Directors held 11 meetings during the year ended December 31, 1996. The Compensation Committee held 1 meeting and the Audit Committee held 2 meeting during 1996. Each incumbent Director attended at least 75% of such Board meetings and of the meetings of Committees on which such Director served.

        During 1996, the Company reimbursed outside Directors for their actual Company-related expenses, including the costs of attending Directors' meetings. The Company accrued, for each outside Director, $500 per month for serving in such capacity; $500 for participation in each Committee meeting, if such Director served on a Standing Committee of the Board of Directors; and $500 for each Board meeting attended in person. In addition, each outside Director received an option to purchase up to 100,000 shares of Common Stock, 25% of which is not exercisable until October 1997.

          SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information, as of the Record Date, regarding the beneficial ownership of Common Stock of (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each Director; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all Directors and executive officers as a group.

Name and Address                Amount and Nature of              Percent
of Beneficial Holder (1)        Beneficial Ownership             of Class
------------------------        --------------------             --------

George N. Faris                     3,515,525(2)                   8.8%

Daniel Y. Kim                          88,500(3)                    *

Donald G. Rynne                       681,122(4)                   1.8%

William R. Smart                      192,944(5)                     *

Denis J. Fitzpatrick                  125,000(6)                     *

Kenneth N. Durham                       5,000(7)                     *

All officers and Directors
as a group (consisting of
6 persons)                          4,666,591(8)                  11.5%

----------------------
* Less than 1% of class

(1) All officers and Directors have an address c/o the Company, 444 Madison Avenue, Suite 3203, New York, NY 10022.

(2) Excludes 37,400 shares of Common Stock beneficially owned by Mrs. Claudette Faris, Dr. Faris' wife, as to which shares Dr. Faris disclaims beneficial ownership, and 250,000 unexercisable options. Includes 1,238,169 shares of Common Stock issuable upon exercise of stock options and warrants held by Dr. Faris.

(3) Includes 80,500 shares of Common Stock issuable upon exercise of a like number of options owned by Dr. Kim. Excludes 25,000 unexercisable options.

(4) Includes 174,260 shares of Common Stock issuable upon exercise of a like number of options and warrants owned by Mr. Rynne. Excludes 25,000 unexercisable options.

(5) Includes 136,986 shares of Common Stock issuable upon exercise of a like number of options and warrants owned by Mr. Smart. Excludes 25,000 unexercisable options.

(6) Includes 95,000 shares of Common Stock issuable upon exercise of options owned by Mr. Fitzpatrick. Excludes 25,000 unexercisable options.

(7) Mr. Durham resigned as an executive officer of the Company effective November 3, 1995.

(8) Includes all of the shares of Common Stock issuable upon exercise of vested options and warrants described in Notes (2) through (6) above, plus 38,500 shares of Common Stock issuable upon exercise of options owned by another officer of the Company. Excludes 12,500 unexercisable options owned by such officer.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such reporting persons are required by regulation to furnish the Company with copies of all Section 16(a) reports that they file.

        Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that, during the period from January 1, 1996 through December 31, 1996, all filing requirements applicable to its officers, Directors and greater than 10 percent beneficial owners were complied with, except that each of Messrs. Fitzpatrick, Rynne, Smart and Tracy, and Drs. Kim and Faris, filed one late report on Form 4, in each case relating to two transactions.

                             EXECUTIVE COMPENSATION

        SUMMARY COMPENSATION TABLE

        The following table discloses compensation for services rendered by the Company's Chief Executive Officer and all other executive officers of the Company whose compensation exceeded $100,000 in 1996, 1995 and 1994.

                                       Annual Compensation                           Long Term Compensation
                            ------------------------------------------------      -----------------------------
Name and Principal                                              Other Annual                       All Other
    Position                 Year      Salary         Bonus     Compensation        0ptions(#)     Compensation
------------------           ----      ------         -----     ------------      -------------    ------------
George N. Faris              1996    $ 292,000       $15,000     $ 9,600(1)       1,202,500(2)      $422,000(3)
  Chairman of the            1995      240,000            -       45,000(1)         202,500(2)            -
      Board and Chief        1994      248,000            -       16,250(4)             -                 -
  Executive Officer

Denis J. Fitzpatrick         1996     $105,000        $5,000     $15,500(5)        120,000(2)             -
  Secretary, Vice            1995      105,000            -       18,494(5)(6)      20,000(2)             -
  President and Chief        1994       38,462(7)         -        6,250(5)         20,000(8)             -
  Financial Officer

Kenneth N. Durham            1996         -   (9)         -           -                 -                 -
  President and Chief        1995     $144,726(9)         -           -                 -                 -
  Operating Officer          1994      169,173            -           -                 -                 -


-----------------------------
(1) $35,503 of this amount constituted forgiveness of interest on a debt owed to the Company, the principal of which was repaid to the Company, and $9,600 was paid as a vehicle allowance for Dr. Faris pursuant to his employment contract in each of 1996 and 1995.

(2) The number of options shown for 1995 was issued in substitution for previously outstanding options and re-issued in 1996. The exercise price is now $.50 per share. See Ten Year Option Repricings table below.

(3) On October 13, 1995, the Company and Dr. Faris executed an amendment to Dr. Faris' employment agreement, pursuant to which Dr. Faris relinquished certain rights in exchange for 900,000 shares of Common Stock. See "Employment Contract" below.

(4) Includes split dollar life insurance premiums of $16,250 paid by the Company on behalf of Dr. Faris in 1994.

(5) Mr. Fitzpatrick is reimbursed up to $15,000 per year in living expenses incurred while working in the New York office.

(6) Mr. Fitzpatrick was awarded 5,000 restricted shares of Common Stock as a signing bonus, which shares were issued in 1995.

(7) Mr. Fitzpatrick joined the Company on August 15, 1994 at an annual salary level of $105,000.

(8) Options awarded upon hiring. These were later repriced. See footnote 3 above.

(9) Mr. Durham resigned from employment with the Company effective on November 3, 1995.

    STOCK OPTION PLAN

        The Company has established a 1995 Stock Option Plan (the "Plan"). The Plan was approved by the Board of Directors on November 8, 1995 and by the Company's shareholders on July 11, 1996. The Plan is administered by the Board of Directors of the Company or a Committee designated by them. Under the Plan employees, including officers and managerial or supervising personnel, are eligible to receive Incentive Stock Options ("ISO's") or ISO's in tandem with stock appreciation rights ("SAR's"), and employees, Directors, contractors and consultants are eligible to receive non-qualified stock options ("NQSO's") or NQSO's in tandem with SAR's. Options may be granted under the Plan to purchase an aggregate of 3,500,000 shares of Common Stock. If an option granted under the Plan terminates or expires without having been exercised in full, the unexercised shares subject to that option will be available for a further grant of options under the Plan. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee.

        Options may not be granted under the Plan after November 7, 2005. The exercise price of the options granted under the Plan cannot be less than the fair market value of the shares of Common Stock on the date the option is granted. ISO's granted to shareholders owning 10% or more of the outstanding voting power of the Company must be exercised at a price equal to at least 110% of the fair market value of the shares of Common Stock on the date of grant. The aggregate fair market value of Common Stock, as determined at the time of the grant with respect to which ISO's are exercisable for the first time by any employee during any calendar year, shall not exceed $100,000. Any additional Common Stock as to which options become exercisable for the first time during any such year are treated as NQSO's. The total number of options granted under the Plan, as of the Record Date was 1,902,500, which included 302,500 repriced options granted in substitution for options previously held.

        OPTION GRANTS IN LAST FISCAL YEAR

        The table below includes the number of stock options granted to certain executive officers during the year ended December 31, 1996, exercise information and potential realizable value. The second amount under each person's name represents repriced options granted in substitution for options previously held by such officers.

                                                                                        Potential Realizable
                          Individual Grants                                               Value at Assumed
                          -----------------                                             Annual Rates of Stock
                      Number of       Percent of                                         Price Appreciation
                      Securities      Total Options                                       for Option Term
                      Underlying      Granted to                                         ------------------
                      Options         Employees in     Exercise        Expiration
    Name              Granted(#)      Fiscal Year      Price($/sh)        Date            5%($)      10%($)
    ----              ----------      -----------      -----------     -----------        -----     -------
George Faris          1,000,000           53%              $.50         10/21/99            -0-     $20,000
                        202,500           11%              $.50         12/31/97            -0-     $ 4,050

Denis Fitzpatrick       100,000            5%              $.50         10/22/99            -0-     $ 2,000
                         20,000            1%              $.50         08/03/98            -0-     $   400

 AGGREGATE OPTION EXERCISES IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996

        The table below includes the number of shares covered by both exercisable and non-exercisable stock options owned by certain executive officers as of December 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between exercise price of any such existing stock options and the year-end price.


                              Shares
                           Acquired or    Value       Number of Unexercised         Value of Unexercised
Name                       Exercised(#)  Realized    Options at Year End (#)        In-the-money Options(1)
-----                      -----------   --------    ------------------------       -----------------------
                                                     Exercisable Unexercisable    Exercisable Unexercisable
George N. Faris                --           --         452,500        750,000       --           --

Denis J. Fitzpatrick           --           --          45,000(1)      75,000       --           --

---------------------
(1) The closing price of the Common Stock on the last day of the year ended
December 31, 1996 was $.39. Therefore, all options listed were "out of the money" as of that date.

        EMPLOYMENT CONTRACT

        Effective May 1, 1989, the Company entered into an employment agreement with George N. Faris at an annual salary of $200,000, which agreement is renewed annually. In 1992, the Board increased Dr. Faris' salary to $300,000 per year In
April 1994, Dr. Faris voluntarily reduced his salary to $240,000 per year. In
February 1996, Dr. Faris' salary was reinstated to $300,000 per year effective
February 1, 1996.

        Pursuant to the employment agreement, in the event of a change in control of the Company which Dr. Faris and a majority of the Company's Board of Directors approve, Dr. Faris was entitled, upon such change of control, to terminate his employment and receive 2.9 times his fixed compensation as defined in the employment agreement. However, if Dr. Faris opposed a change in control, but the majority of the Board of Directors voted in favor of such change, then
Dr. Faris could have terminated his employment and received 2.5 times his fixed compensation. In the event that Dr. Faris' employment was terminated prior to the expiration of his contract for reasons other than cause or death, or if such employment agreement is not renewed at termination, the Company was to pay severance to Dr. Faris in an amount equal to the product of his number of years of service, beginning with the calendar year 1981, multiplied by $50,000.

        On September 7, 1995, the Board of Directors approved an amendment to Dr. Faris' employment agreement, which was signed by Dr. Faris and the Company on October 13, 1995 and subsequently ratified by the Company's shareholders.
Pursuant to the amendment, the rights of Dr. Faris described in the previous paragraph terminated, and Dr. Faris received, in exchange, 900,000 shares of restricted Common Stock.

        SALARY REINSTATEMENTS

        In April 1994, officers of the Company voluntarily reduced their salaries (the Chief Executive Officer by 20% and other officers by 15%) until, in February 1996, the Compensation Committee recommended, and the Board of Directors approved,

                                        8




a reinstatement of these officers' salaries to their previous levels, effective
February 1, 1996. The reinstatement was made to provide the necessary incentives to management to continue their efforts under very difficult circumstances and to ensure that the Company maintains a competitive position in the industry regarding the continuity of the employment of its officers. During the past three fiscal years, Management has significantly reduced general and administrative and operating costs.

        REPORT ON REPRICING OF OPTIONS

        On October 22, 1996, the Compensation Committee approved, and the Board of Directors authorized, the granting of repriced options to all executive officers of the Company and other employees who previously held options of the Company. The Compensation Committee and the Board so acted because the exercise price of such outstanding options was in each case so far in excess of the market price of the Common Stock that such options no longer constituted an incentive to such persons' performance. The closing market price of the Common
Stock on the Nasdaq National Market on October 22, 1996 was $.41 per share. The exercise price of the options was lowered to $.50. This price was still in excess of the market price on the date of grant, but it was closer to the market price and fulfilled the original intention of the Compensation Committee and the Board to provide performance incentives to the officers and employees.

Ten-year Option Repricings

        The table below provides information regarding each instance in which the options of executive officers named in the Summary Compensation Table were repriced during the last 10 fiscal years of the Company.



                                                    Market Price      Exercise Price       New        Length of Original
                                  Options         of Stock at Time      at Time of       Exercise    Option Term Remaining
Name                   Date       Repriced(#)       Repricing($)       Repricing($)       Price       at Date of Repricing
----                 --------     -----------       ------------       ------------     --------    --------------------
George Faris          11/08/95      202,500              $.78            $4.00           $1.00       2 years, 2 months
Chief Executive       10/22/96      202,500              $.41            $1.00           $ .50       1 year,  3 months
Officer

Kenneth Durham         11/8/95       20,000(1)           $.78            $4.00           $1.00              (1)
President

Denis Fitzpatrick      11/8/95       20,000              $.78            $1.50           $1.00       2 years, 10 months
Chief Financial       10/22/96       20,000              $.41            $1.00           $ .50       1 year,  11 months
Officer

---------------------
(1) Mr. Durham left the Company on November 3, 1995, and his options expired on February 1, 1996.

Members of the Compensation Committee:

Daniel Y. Kim, Chairman
William R. Smart
Donald G. Rynne

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


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



        No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the prior year or was formerly an officer of the Company or any of its subsidiaries. During the last fiscal year, none of the executive officers of the Company has served on the Board or Compensation Committee of any other entity whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        It is the responsibility of the Compensation Committee of the Board of Directors to administer the Company's incentive plans and to review the compensation levels and performance of Management.

        The Compensation Committee believes that maximizing shareholder value is the most important measure of success, and achieving this depends on the coordinated efforts of individual employees working as a team toward defined common performance goals. The objectives of the Company's compensation program are to align executive compensation with shareholder value, to reward individual and team effort and performance furthering the Company's business goals, and to attract, retain and reward employees who will contribute to the long-term success of the Company with competitive salary and incentive compensation.

        The total direct compensation package for the Company's executives, including the Chief Executive Officer (the "CEO"), is made up of 3 elements: base salary, a short-term incentive program in the form of a performance-based bonus, and a long-term incentive program in the form of stock options. The total compensation level for each executive is established by individual levels of responsibility and reference to competitive compensation levels for executives performing similar functions and having equivalent levels of responsibility. In addition, the Compensation Committee factors into the total compensation of all executives an incentive element that is dependent upon overall Company performance and increases in shareholder value measured against objectives established at the beginning of the fiscal year.

Salary

        Recommendations for merit increases in base salary are reviewed on an individual basis, and increases are dependent upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive's team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills, responsibilities and anticipated workload. The Compensation Committee also considers demonstrated loyalty and commitment to the Company and the competitive salaries offered by similar companies to attract executives. Merit increases for executives are subject to the same budgetary guidelines as apply to all other employees. In those cases where an executive has entered into an employment agreement, the base salary is determined pursuant to the terms thereof.

        As part of the Company's overall cost-reduction plan, in April 1994, all officers and management of the Company voluntarily reduced their base salary 15%, and the CEO voluntarily reduced his salary 20%. This action was applied during all of 1994 and 1995 and in January 1996. The Compensation Committee is performing a review of comparable Companies' executive salary data, which was

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



last performed in 1993. The Compensation Committee granted no increases in base salaries for management in 1996. In February 1996, however, in order to maintain the Company's ability to attract and retain qualified management, to retain employees who contribute to the long-term success of the Company, and to recognize their contributions in meeting and exceeding the goal of the cost-reduction program to reduce the Company's general and administrative and operating expenses by an aggregate of 25%, the Board of Directors reinstated these employees' salaries to their previous levels.

Bonuses

        Bonus incentives are structured so that, if the Company achieves its target goals, the incentive bonus for the CEO will be 50% of base salary and for other executives will be 25% of base salary. Regardless of performance, total bonus would not exceed base salary. This policy is designed to further motivate individuals to improve performance. No material bonuses were awarded during 1996.

Stock Options

        Executives are eligible for annual stock option grants under the employee stock option plans applicable, from time to time, to employees generally. The number of options granted to any individual depends on individual performance, salary level and competitive data. In addition, in determining the number of stock options granted to each executive, the Compensation Committee reviews the unvested options of each executive to determine the future benefits potentially available to the executive. The number of options granted will depend in part on the total number of unvested options deemed necessary to provide a long-term incentive and encourage executives to remain with, and exert their utmost efforts on behalf of, the Company. By giving to executives an equity interest in the Company, the value of which depends upon stock performance, the policy seeks to further align management and shareholder interests.

        In 1996, all officers and certain other management employees of the Company received incentive stock options and also new options to replace all of their existing options, with the only differences being that all exercise prices of the options were reduced to $.50 and that the options are to be subject to the Plan. This change was made because the exercise prices of the old options were too far above the current stock price to provide incentives to these employees. The new exercise price should better serve this goal.

Members of the Compensation Committee:

Daniel Y. Kim, Chairman
William R. Smart
Donald G. Rynne

        PERFORMANCE GRAPH

        The graph below compares the cumulative shareholder return of the Company with the cumulative return on the S&P 500 Stock Index and the S&P Exploration and Production Index assuming a $100 investment made on December 31, 1991. Cumulative return data presented assumes reinvestment of dividends. The stock

                                       11

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performance shown on the graph below is not necessarily indicative of future price performance.

                 Comparison of Five-Year Cumulative Total Return
               Among American International Petroleum Corporation,
         the S&P 500 Index and the S&P Exploration and Production Index


                                 [GRAPH OMITTED]

                                                     Indexed Returns

Company/Index          Years Ending  Dec91   Dec92    Dec93   Dec94   Dec95   Dec96
AMER INTL PETROLEUM CORP.             100    54.46     5.80    4.24    1.97    1.23
S&P 500 INDEX                         100    93.89    91.28   72.56   85.27  112.92
OIL (EXPLORATION/PRODUCTION)          100   107.62   118.46  120.03  165.13  203.05

        TRANSACTIONS WITH MANAGEMENT AND OTHERS

        See  "Employment Contract" above.

        In April 1997, Dr. Faris and Mr. Rynne purchased certain convertible debentures (the "Debentures") of the Company, originally issued in August 1996, for their face values of $225,000 and $75,000, respectively, from two foreign investors and subsequently converted the Debentures, pursuant to the original terms thereof, at a 35% discount from market price, for 895,349 shares and 298,342 shares of Common Stock, respectively.

        The Board of Directors recommends that you vote "FOR" the election of the Nominees named above (Proposal 1).


Proposal 2. Ratification of Independent Public Accountants

        Hein + Associates LLP was the Company's independent public accountants for the year ended December 31, 1996. The Board has appointed these accountants to be the Company's auditors for 1997 and is seeking shareholder ratification of such appointment.

        The Company has been apprised that Hein + Associates LLP has no financial interest, either direct or indirect, in the Company. A representative of Hein + Associates LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

        Price Waterhouse LLP ("PW") was the Company's independent public accountants for the year ended December 31, 1995. PW resigned on August 13, 1996.

        The reports of PW on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that PW's Report of Independent Accountants on the Registrant's financial statements included in its form 10-K for the fiscal year ended December 31, 1995 was modified as to uncertainty relating to the Company's recurring losses from operations, working capital deficiency and certain unresolved contingencies.

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


        In connection with its audits for the 1995 and 1994 fiscal years and through August 13, 1996, there were no disagreements with PW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PW would have caused them to make reference thereto in their report on the financial statements of such year.

        During the previous two fiscal years and through August 13, 1996, the Registrant did not consult with Hein + Associates LLP on items which (1) involved the application of accounting principles or (2) concerned the subject matter of a disagreement or reportable event with the former auditor. The Registrant's Audit Committee and Board of Directors participated in and approved the decision to retain the new independent accountants.

        The Board of Directors recommends that you vote "FOR" Proposal 2.

        SHAREHOLDER PROPOSALS

        No person who intends to present a proposal for action at a forthcoming shareholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares, with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Nevada law to present his proposal for action and (d) submits his proposal timely. A shareholder may submit only one proposal with a supporting statement of not more than 500 words, if requested, for inclusion in the proxy materials. Under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

        Proposals of shareholders of the Company which are intended to be presented at the Company's next annual meeting must be received by the Company no later than February 18, 1998 in order that they may be included in the proxy statement and form of proxy relating to that Meeting.

                                         By Order of the Board of Directors,

                                         George N. Faris
                                         Chairman of the Board of Directors
Dated: June 18, 1997


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